SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K/A


               Current Report Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


      Date of Report(Date of earliest event reported) October 14, 1997


                         Grand Havana Enterprises, Inc.
           (Exact name of the registrant as specified in its charter)



   Delaware                      0-24828                            95-442837
  (State or other              (Commission                       (IRS Employer
  jurisdiction of              File Number)                       I.D. Number)
  incorporation
  or organization)

             1990 Westwood Blvd., Los Angeles, CA.                     90025
             (Address of principal executive offices)               (Zip Code)


                              (310) 475-5600
                         (Registrant's telephone number,
                               including area code)

   (Former name or former address, if changed from last report)Not applicable










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Item 9.  Sale of Equity Securities Pursuant to Regulation S.



                  On October 14, 1997, Grand Havana Enterprises, Inc. (the "Company") concluded a Regulation S offering of 3,229,267 units, to a total of 10 non-U.S. investors, each unit consisting of one share of Common Stock and a warrant to purchase 1/2 share of Common Stock exercisable at $.82 per share of Common Stock for aggregate gross proceeds to the Company of approximately $2,650,000. In connection with this offering, the Company paid a placement fee to Baytree Associates Incorporated, the selling agent, of 10%, a non-accountable expense allowance of 3%, and, in addition, delivered warrants to purchase an aggregate of 1,100,000 shares of Common Stock exercisable at $.82 per share as a finder's fee (the "Finder's Warrants"). This offering was exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation S promulgated thereunder.



                  In January 1998 the Company determined to reduce the exercise price of the Finder's Warrants to $.27 per share in consideration for the holder of such warrants agreeing to currently exercise such warrants. All of the Finder's Warrants were exercised in mid-January 1998 for aggregate gross proceeds to the Company of $297,000.






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                                   SIGNATURES



                  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            GRAND HAVANA ENTERPRISES, INC.





Dated:  February 1, 1998                    By:  /s/ Harry Shuster
                                                ------------------
                                                Harry Shuster,
                                                Chief Executive Officer




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